UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As previously disclosed by Biostage, Inc. (referred to as the Company, we, our, and us) in its Form 8-k filed with the Securities and Exchange Commission on April 28, 2022, the Company entered into a Preferred Issuance Agreement with Harvard Bioscience, Inc. (HBIO) dated as of April 27, 2022 (the PIA).  Pursuant to the PIA, the Company and HBIO agreed that once HBIO has paid at least $4.0 million in certain settlement and related legal expenses, to satisfy the Company’s indemnification obligations with respect thereto, in lieu of paying cash, the Company would issue senior convertible preferred stock to HBIO that will contain terms as described in the PIA, including the term sheet attached thereto.  On June 10, 2022, following the execution of a subscription agreement and HBIO providing evidence of payment of the requisite $4.0 million amount, the Company issued HBIO 4,000 shares of Series E Convertible Preferred Stock (Series E Preferred) at a price of $1,000 per share to satisfy the Company’s related indemnification obligations pertaining to the $4.0 million, in lieu of paying cash.

The Series E Preferred, and the shares issuable upon conversion of the Series E Preferred, are being sold and issued without registration under the Securities Act of 1933 (the Securities Act) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2022, in order to issue the Series E Preferred to HBIO, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the Certificate of Designation), designating 5,000 shares of the Company's authorized preferred stock as Series E Convertible Preferred Stock, with the office of the Secretary of State of the State of Delaware. Certain of the material rights, preferences, privileges, and restrictions applicable to the Series E Preferred are described below.

Dividends. Payable quarterly in additional shares of Series E Preferred at a rate of 8% per annum, accrued daily and compounded quarterly.

Voting Rights. The holders of Series E Preferred shall have no voting rights except as required by applicable law.

Consent Rights. As long as any shares of Series E Preferred are outstanding, the holder of the Series E Preferred has certain consent rights with respect to the Company (a) incurring any indebtedness for borrowed money or any guaranty therefor in excess of $500,000 individually or in the aggregate, (b) entering into certain new material related party transactions, and (c) authorizing or issuing any securities unless the same ranks junior to the Series E Preferred.

Liquidation Rights. The Series E Preferred shall, with respect to dividends and distributions upon any voluntary or involuntary liquidation, dissolution or winding up of the Company or a deemed liquidation event or otherwise, rank prior to all classes of Common Stock of the Company and, except for any Preferred Stock that may be pari passu or senior to the Series E Preferred Stock, in each case, if consented to by the holder of the Series E Preferred, all other classes or series of Preferred Stock of the Company, whether currently existing or hereafter created.

Mandatory Conversion. Each share of Series E Preferred will automatically convert into shares of Common Stock of the Company upon the earlier to occur of the Company’s offering that includes common stock (whether private placement or public offering) that coincides with its uplisting onto NASDAQ, its initial public offering pursuant to a Registration Statement on Form S-1 that includes common stock following the issuance of the Series E Preferred, or its initial private placement that includes common stock following the issuance of the Series E Preferred in the event the gross proceeds of such private placement are at least $4,000,000.  In such instance, each share of Series E Preferred will convert into that number of shares of Common Stock determined by dividing (i) the stated value plus all accrued and unpaid dividends, by (ii) the lowest price per share of common stock purchased in the applicable offering by the Company which triggered the mandatory conversion, or if such price cannot be reliably determined, a reasonably calculated price per common share determined by the Company and the holder.

Optional Conversion. Each share of Series E Preferred will also be subject to optional conversion by the holder thereof into that number of shares of Common Stock determined by dividing (i) the stated value plus all accrued and unpaid dividends, by (ii) a price per share equal to the average of the volume weighted average trading prices of the Common Stock for the most recently completed sixty (60) consecutive trading days prior to the date of determination.

Lockup:  In connection with certain qualified offerings, the holder of the Series E Preferred must execute any customary lock-up agreement that the investment banker, underwriter or prospective investors require directors, officers and holders of at least five percent (5%) of the outstanding capital stock of the Corporation to execute; it being understood that such lock-up agreement shall be no more restrictive upon the holder than upon any other shareholder and shall in no event exceed a period of 180 days.

Beneficial Ownership Limitation and Rule 144. In connect with the issuance of the Series E Preferred to HBIO, the Company and HBIO also agreed that the Company may not effect any conversion of the Series E Preferred, and a holder does not have the right to convert any portion of the Series E Preferred held by the holder, to the extent that, after giving effect to the conversion set forth in a notice of conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or affiliates, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series E Preferred held by the applicable holder and its affiliates.  The Company also agreed that following conversion of the Series E Preferred Stock, to the extent that HBIO is an affiliate of the Company, if Rule 144 is not available to allow transferability of such common stock without volume limitations, then subject to the approval of any applicable investment bank or underwriter engaged by the Company pertaining to the underlying offering transaction, if any, HBIO shall have certain limited piggyback registration rights with respect to any registration statement filed by the Company during such time period of Form 144 limitation (excluding for the avoidance of any doubt any Registration Statements on Form S-8 or S-4).

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock of Biostage, Inc., dated as of June 10, 2022
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

June 13, 2022	/s/ David Green
(Date)	David Green
Interim Chief Executive Officer

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